UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 30, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Hancock Lane, Westampton, NJ 08060
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (609) 265-1401
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Lighting Science Group Corporation, a Delaware corporation (the “Company”), is in the process of preparing amendments and restatements of its financial statements for the year ended December 31, 2007 (the “2007 Financial Statements”), included in its annual report on Form 10-K for the period ended December 31, 2007 (the “2007 Form 10-K”), and therefore, the 2007 Financial Statements should not be relied upon. The changes to the Company’s 2007 Financial Statements will also affect subsequent periods and as a result, the Company’s interim financial statements, as included in the Company’s quarterly reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008, should not be relied upon as these statements will also be amended and restated.
As previously disclosed, the Company entered into an Exchange and Contribution Agreement on October 4, 2007 (the “Exchange Agreement”) with LED Holdings, LLC, a Delaware limited liability company (“LED Holdings”). LED Holdings was formed on or about June 5, 2007 for the purpose of acquiring, and on June 14, 2007 LED Holdings acquired, 100% of the operations and net assets of LED Effects, Inc. (“LED Effects”), a California-based company engaged in the business of designing, developing and manufacturing LED lighting applications. Pursuant to the Exchange Agreement, the Company: (i) acquired substantially all of the assets of LED Holdings including, among other things, $15,000,000 in cash and cash equivalents, 180 shares of common stock of LED Effects Japan KK, 200 shares of common stock of Kabushiki Kaisha LED Systems, leases, equipment, inventory, accounts receivable, contracts, permits, records, and intellectual property, and (ii) issued in exchange for these assets 2,000,000 shares of its newly designated Series B Preferred Stock, par value $.001 per share and 15,928,734 shares (adjusted to reflect the reverse stock split of the Company in January 2008) of its common stock to LED Holdings (collectively, the “Transaction”). As a result of the Transaction and, specifically, LED Holdings’ acquisition of approximately a 70% participating interest and an 80% voting interest in the Company, the Company became a majority-owned subsidiary of LED Holdings as of October 4, 2007.
While the Company correctly identified the Transaction as a reverse-merger in which LED Holdings was the acquirer for accounting purposes, the Company continued to report its consolidated financial statements using the push-down method of accounting by recording the goodwill and fair values of the intangible assets that were acquired in the Transaction by LED Holdings in its own accounts.
The Company determined on March 30, 2009 that certain adjustments of previously issued financial statements were required to properly disclose that LED Holdings is the continuing entity following the Transaction for financial reporting purposes. These adjustments will treat LED Holdings for accounting purposes as if it had been the reporting entity since its formation and that it changed its name to that of the Company as of the date of the Transaction.
The effect of the adjustments will be to: (i) report the historical financial statements of LED Holdings and its predecessor entity, LED Effects, as the historical financial statements of the Company, (ii) revise the consolidated balance sheet as of December 31, 2007 according to a recalculation of the goodwill acquired in the Transaction by using the closing price of the common stock of the Company on the day immediately prior to the completion of the

Transaction, and (iii) revise the Company’s statement of stockholders’ equity for the period beginning June 14, 2007 and ending December 31, 2007 to properly disclose the effects of the reverse merger by retroactively restating the acquisition by LED Holdings for accounting purposes of the total outstanding capital stock of the Company as of the date immediately prior to the Transaction.
The Company’s reconsideration of its accounting principles and methodology regarding its treatment of the reporting entity following the Transaction in the 2007 Financial Statements was initiated pursuant to certain comments made by the Staff of the Securities and Exchange Commission (the “Staff”) in response to its review of the 2007 Form 10-K. The Company has made all changes that it deems appropriate under generally accepted accounting principles, but the Company is not yet certain that its proposed changes will resolve the Staff’s comments at this time. When the Company resolves the Staff’s comments, it will file its amended 2007 Form 10-K and amended quarterly reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008. Furthermore, the Company does not intend to file its Form 10-K for the year ended December 31, 2008 until all of these comments of the Staff are resolved.
As a result of the accounting change, the Company’s financial results for the year ended December 31, 2007 will reflect LED Holdings’ treatment for accounting purposes as the reporting entity following its acquisition of the Company. Therefore, the Company’s financial results for the period beginning on June 14, 2007 and ending on December 31, 2007 will be those of LED Holdings. Because LED Holdings had no operations prior to its acquisition of the net assets of LED Effects, the Company’s financial results for periods prior to June 14, 2007 will be those of LED Effects. The Company’s financial results for the period beginning on June 14, 2007 and ending on December 31, 2007 will include the operations of LED Holdings from June 14, 2007 through October 4, 2007 and the consolidated operations of LED Holdings and Lighting Science Group Corporation from October 4, 2007 through December 31, 2007.
The effects of this accounting change as of December 31, 2007 will include: (i) recording an increase in the amount of goodwill on the consolidated balance sheet of approximately $30.7 million compared to the amount previously recorded by the Company, which represents the Company’s recalculation of the goodwill acquired in the Transaction, and (ii) recording an increase in the amount of total stockholders’ equity of approximately $30.7 million compared to the amount previously recorded by the Company. Because LED Holdings had no operations or assets subsequent to the date of the Transaction, other than those of the Company, the accounting change will not affect the Company’s statement of operations for the fourth quarter of 2007.
The effects of the accounting change to the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008 will include: (i) recording an increase in the amount of goodwill on the consolidated balance sheet as of each of those dates of approximately $30.7 million compared to the amount previously recorded by the Company, which represents the Company’s recalculation of the goodwill acquired in the Transaction, and (ii) recording an increase in the amount of total stockholders’ equity of approximately $30.7 million compared to the amount previously recorded by the Company as of each of those dates. Because LED Holdings had no operations or assets subsequent to the date of the Transaction, other than those of the Company, the accounting change will not affect the Company’s statement of operations for any period during 2008. As noted above, LED Effects has been determined to be the predecessor entity of LED Holdings for all periods prior to the formation of LED Holdings on June 14, 2007. Because LED Holdings and LED Effects were private companies prior to the Transaction, neither LED Holdings nor LED Effects prepared quarterly consolidated financial statements or engaged any public accountant to perform a review in accordance with SAS 100. Therefore, it is unlikely that the amended filings for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 will include comparative information for any period prior to the date of the Transaction.
The issues pertaining to the restatements have been communicated to the Audit Committee of the Company, and the Audit Committee has discussed these issues with the Company’s independent registered public accounting firm.
Despite the restatement of the financial statements to disclose that LED Holdings is the acquirer of the Company for accounting purposes, legally the Company is the acquirer of the assets of LED Holdings.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including statements related to the composition of its amended 2007 Form 10-K and the amended quarterly reports on Form 10-Q for the periods ending March 31, 2008, June 30, 2008, and September 30, 2008 and the Company’s intention to file its Form 10-K for the year ended December 31, 2008. These forward-looking statements are not guarantees of actual or future results, and they are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement. The forward-looking statements in this notification speak only as of the date they are made. Except to the extent required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: April 14, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President — Finance